Exhibit 99.1

News Release

For information contact:
Lauren Harris
Vice President, Marketing & Communications
(407) 650-1205

CNL Hotels & Resorts Provides Hurricane Katrina Property Updates;
Establishes Fund to Support Relief Efforts

(ORLANDO, Fla.) September 13, 2005 - CNL Hotels & Resorts, Inc., the nation’s second largest hotel real estate investment trust, announced today its properties in Louisiana, Mississippi and South Florida were relatively undamaged by Hurricane Katrina and, with the exception of the JW Marriott in downtown New Orleans, all are fully operational.

The 494-room JW Marriott New Orleans, located on Canal Street, sustained superficial damage and limited water intrusion. The property was the evacuation staging point for all New Orleans-based Marriott-branded hotels and its management and staff assisted approximately 400 guests in their efforts to leave the city safely. Currently, all employees and guests have been evacuated and there have been no injuries reported. Power has been restored to the property and preliminary damage assessments appear favorable. Until local officials in New Orleans provide further guidance, there is currently no assessment on when the property will renew operations. Once water service is restored to the property and occupancy is approved by the city, the hotel can potentially re-open to serve state and federal relief workers.

The 154-room Hampton Inn in Hattiesburg, Miss. sustained no significant damage with minor water intrusion to the lobby and several rooms. Power has been restored and the property is fully operational. The 242-room Holiday Inn in Lafayette, La. was not impacted and is fully operational.

The 692-room Doral Golf Resort & Spa, A Marriott Resort, in Miami, reported numerous downed trees and minor damage to its golf courses; however the resort did not sustain any significant damage and is fully operational.

CNL Hotels & Resorts is working closely with Marriott International and Hilton Hotels Corp.’s damage assessment teams to make the necessary repairs to those properties affected by Hurricane Katrina.

In an effort to express its concern and support for those impacted by the hurricane, CNL Hotels &Resorts has established a corporate matching campaign to benefit the American Red Cross.

“The impact of Hurricane Katrina on the people of the Gulf Coast region has been devastating,” stated Thomas J. Hutchison III, chief executive officer of CNL Hotels & Resorts. “We have been particularly humbled by the tremendous support and humanitarian spirit of our associates, who are not only contributing funds through our corporate campaign but are also offering assistance in transporting more than 10,000 pounds of critical supplies to the impacted region. Our thoughts continue to be with every family affected by this natural disaster.”

About CNL Hotels & Resorts, Inc.
CNL Hotels & Resorts, Inc. owns one of the most distinctive portfolios in the lodging industry. With a focus on luxury resorts and upper-upscale properties, the company has approximately $5.8 billion in total assets with 94 hotels and resorts across North America that operate under independent brands and corporate brands such as Marriott, Hilton and Hyatt. For more information, please visit www.cnlhotels.com.

##
Safe Harbor Statement
Certain statements and information included in this release constitute “forward-looking statements” within the meaning of the federal securities laws and regulations. These forward-looking statements are based on current expectations, estimates and projections about future events, including, but not limited to, current property damage and the re-opening of such properties. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of CNL Hotels & Resorts, Inc. (the “Company”) to be materially different from any future results, performance, or achievements expressed or implied in such forward-looking statements. These risks are discussed in the Company’s SEC filings, including its annual report on Form 10-K for the year ended December 31, 2004, as amended. The Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.